Exhibit 99.1
FOR IMMEDIATE RELEASE
Media Relations Contact:
Cameron Triebwasser, Interchange Corporation
ctriebwasser@interchangeusa.com / (949) 789-5242 / Fax: (949) 784-0880
Investor Relations Contact:
John Baldissera, BPC Financial Marketing
(800) 368-1217
Interchange Reports Second Quarter Financial Results
Irvine, CA – August 10, 2005 — Interchange Corporation (NASDAQ: INCX), a leading provider of local and national paid-search services, today reported its financial results for the second quarter 2005.
Second Quarter Results and Highlights:
•	Revenue was $4.8 million for the second quarter of 2005, an 11% increase from revenue of $4.3 million for the same period of 2004.

•	Net loss was $828,000 for the second quarter of 2005, compared to net income of $81,000 for the same period of 2004. Basic and diluted net loss per share for Q2 2005 was $0.10.

•	Expanded Partnership with Morris Publishing Group.

•	Company’s European Subsidiary Expanded Svaret.se Local-Search Site.

•	Acquired Local-Web Indexing Technology.
“The recent launch of Local.com™ is a significant milestone for Interchange. For the first time, we have a visible presence in the rapidly growing consumer-facing local-search market,” said Heath Clarke, Interchange CEO. “Local.com represents the fusion of directory and local-search, and combines our patent-pending Keyword DNA™ and local-web indexing technologies to deliver a superior local-search experience to consumers. Local-search represents a significant market opportunity for Interchange, and Local.com positions us to capitalize on this opportunity. We will continue to invest in the success of Local.com.”
Recent Events
The company recently launched the beta version of Local.com (www.local.com), the company’s new local-search engine. Local.com enables consumers to find local businesses, products, and services quickly and easily.
Local.com uniquely combines the company’s proprietary Keyword DNA and local-web indexing technologies. Keyword DNA utilizes business characteristics such as location, service area, and business-specific keywords among other data to create a unique meta-profile for over 16 million U.S. local businesses. Interchange’s local-web index delivers relevant web listings for specific geographic areas.
The company moved its headquarters to larger facilities in July to accommodate the company’s planned growth.

Financial Guidance
The guidance below includes continued investment into Local.com as well as enhancements to our national search operations. The company is making significant investments in research and development and sales and marketing as it continues to move into the local-search market. The company expects to realize the benefits of these investments in future periods. The company has not included potential revenue from Local.com in the guidance below.
The company expects third quarter 2005 revenue to be between $4.3 million and $4.6 million and a net loss between $1.5 and $1.6 million, which is $0.17 and $0.18 per share. The loss per share forecast assumes a share count of 8.95 million shares. The difference in the net loss from previous guidance is directly attributable to the reduction in revenue and related search serving expenses.
Conference Call and Webcast Information
Chairman and CEO Heath Clarke, COO Bruce Crair, and CFO Doug Norman will participate in a conference call to discuss the results and outlook. The conference call will take place today, August 10, 2005 at 5:00 p.m. ET. Investors and analysts can participate in the call by dialing 1-800-810-0924 or 1-913-981-4900, pass code #2354970. To listen to the webcast please visit the Investor Relations section of the Interchange website at: http://ir.interchangeusa.com. A replay of the webcast will be available for 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Interchange
Interchange Corporation (NASDAQ: INCX) owns and operates Local.com (www.local.com), the Internet’s leading local-search engine. Local.com is powered by the company’s proprietary Keyword DNA and local web indexing technologies. The company serves local and national Internet and wireless search markets in seven countries and five languages. Interchange’s European subsidiary, Inspire Infrastructure, serves European Internet, wireless and operator assisted local-search markets. Interchange will continue to unite the company’s various Internet and wireless local-search technologies under the Local.com brand. Interchange specializes in local search and generates revenues principally from paid-search advertising.
The company is headquartered in Irvine, California, with its European headquarters in Stockholm, Sweden. For more information on Interchange, please visit: www.interchangeusa.com.
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Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to re-launch the Local.com domain and incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate the operations and effectively utilize the technology of Inspire, a Swedish Internet and wireless local-search technology company, which we recently acquired, integrate the operations and effectively utilize the technology of Inspire, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.
Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-QSB, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as if the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

INTERCHANGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,605	$24,617
Restricted cash	10	13
Marketable securities	14,279	10,388
Accounts receivable, net of allowances of $20 and $5, respectively	1,649	1,313
Prepaid expenses and other current assets	412	260

Total current assets	19,955	36,591

Property and equipment, net	1,686	791
Intangible assets, net	4,610	—
Goodwill	12,401	—
Long-term deferred tax assets	678	678
Long-term restricted cash	166	51
Deposits	42	37

Total assets	$39,538	$38,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,868	$2,320
Accrued compensation	356	323
Payroll taxes payable	19	261
Other accrued liabilities	550	378
Deferred revenue	484	498

Total current liabilities	3,277	3,780

Long-term deferred tax liabilities	151	151

Total liabilities	3,428	3,931

Minority interest	—	—

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 8,879,635 and 7,953,941 issued and outstanding, respectively	—	—
Accumulated comprehensive loss	(109)	(36)
Additional paid-in capital	48,160	45,497
Accumulated deficit	(11,941)	(11,244)

Stockholders’ equity	36,110	34,217

Total liabilities and stockholders’ equity	$39,538	$38,148

INTERCHANGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue	$4,753	$4,264	$10,663	$7,726

Operating Expenses:
Search serving	2,638	2,080	5,813	3,824
Sales and marketing	1,507	879	2,845	1,591
General and administrative	961	640	1,913	1,113
Research and development	459	269	1,015	468
Amortization of intangibles	177	—	228	—
Non-cash equity based expense	71	1	80	9

Total operating expenses	5,813	3,869	11,894	7,005

Operating income (loss)	(1,060)	395	(1,231)	721

Interest and other income (expense)	226	(304)	540	(604)

Income (loss) before income taxes	(834)	91	(691)	117
Provision (benefit) for income taxes	(6)	10	5	19

Net income (loss)	$(828)	$81	$(696)	$98

Per share data:

Basic net income (loss) per share	$(0.10)	$0.04	$(0.08)	$0.05

Diluted net income (loss) per share	$(0.10)	$0.02	$(0.08)	$0.02

Basic weighted average shares outstanding	8,536,068	1,922,964	8,264,347	1,922,414
Diluted weighted average shares outstanding	8,536,068	4,444,170	8,264,347	4,443,620